EXHIBIT 10.7

                                 PROMISSORY NOTE

$3,000,000.00                                                      April 1, 2003

      FOR VALUE RECEIVED, on or before April 1, 2008 (the "MATURITY DATE"), the undersigned, FIND/SVP, INC., a New York corporation ("MAKER"), promises to pay to the order of PETRA MEZZANINE FUND, L.P., a Delaware limited partnership ("PAYEE"; Payee and any subsequent holder[s] hereof are hereinafter referred to individually and collectively as "HOLDER"), by automatic debit to Payee's account number 1011832 at Pinnacle National Bank, Nashville, Tennessee, ABA Routing Number 064008637, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of THREE MILLION AND NO/100THS DOLLARS ($3,000,000.00), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen and one-half percent (13.5%) per annum (computed on the basis of a 360-day year consisting of twelve (12) 30-day months, to the extent permitted by applicable law).

      Interest on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the last business day of the month hereof, and subsequent installments being payable on the last business day of each succeeding month thereafter until the indebtedness evidenced hereby has been fully repaid. Principal payments in the amount of $250,000.00 shall be due and payable quarterly, with the first installment being payable on March 31, 2006, and subsequent installments being payable on the last business day of each succeeding third (3rd) month thereafter until the indebtedness evidenced hereby has been fully repaid. On the Maturity Date, the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

      The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof, in inverse order of maturity.

      Reference is here made to that certain Loan Agreement of even date herewith, by and between Payee and Maker (together with any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof, herein referred to as the "LOAN AGREEMENT"; capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement). This Note is the "Note" as defined and referred to in the Loan Agreement, and this Note is entitled to the benefits and security of, and is secured by, the Loan Agreement, the other Security Documents and the other Loan Documents.

      Upon the occurrence of any Event of Default, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing,


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securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "DEFAULT RATE") equal to the lesser of (1) the rate that is three percentage points (3.0%) in excess of the above-specified interest rate, or (2) the maximum rate of interest allowed to be charged under applicable law (the "MAXIMUM RATE"), regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

      In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation reasonable attorney's fees and all court and other costs.

      Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

      All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, IPSO FACTO, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that


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at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

      This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

      IN WITNESS WHEREOF, Maker has executed this Note, or has caused this Note to be executed by its duly authorized officer or other representative, as of the date first above written.

                                              MAKER:

                                              FIND/SVP, INC.


                                              By: /s/ David Walke
                                                  ------------------------------
                                                  Title: Chief Executive Officer


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